Exhibit 99.1

STONEBRIDGE ACQUISITION II CORPORATION

PFIC ANNUAL INFORMATION STATEMENT

Pursuant to Treasury Regulation Section 1.1295-1(g)

StoneBridge Acquisition II Corporation, a Cayman Islands exempted company (the “Company”), may be classified as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), for the taxable year ended December 31, 2025 and/or one or more other taxable years. This Annual Information Statement is furnished pursuant to Treasury Regulation Section 1.1295-1(g) to enable United States shareholders of the Company who wish to do so to make a qualified electing fund (“QEF”) election under Section 1295 of the Code with respect to their Class A ordinary shares of the Company. The QEF election is optional and can only be made by the shareholder. The Company is unable to make this election on behalf of a shareholder. Please note that a QEF election may not be recognized for state income tax purposes in some states. The furnishing of this statement is not, and shall not be construed as, an admission by the Company that it is, or has been, a PFIC for any taxable year. Each shareholder should consult its own tax advisor regarding the U.S. federal income tax consequences of an investment in the Company and of making, or not making, a QEF election.

1. Taxable Year Covered

Beginning: January 1, 2025

Ending: December 31, 2025

2. Per-Share, Per-Day Amounts

The shareholder’s per-share, per-day information for the Company’s taxable period specified in paragraph (1) is provided in the below chart. We recommend that all U.S. taxpayers consult a tax advisor concerning the overall tax consequences of their ownership in the Company and their U.S. tax reporting requirements.

Class of Shares	Ticker	Ordinary Earnings (US$ per share, per day)	Net Capital Gain (US$ per share, per day)
Class A Ordinary Shares	APAC	0.0004338983	-

The amounts above represent each shareholder’s pro rata share of the Company’s ordinary earnings and net capital gain, as determined under U.S. federal income tax principles, for the taxable period specified in paragraph (1), per Class A ordinary share, per day. To determine its pro rata share, a shareholder should multiply the applicable amount by the number of Class A ordinary shares held and by the number of days such shares were held during that period. A shareholder that has made a QEF election must include in gross income its pro rata share of the Company’s ordinary earnings as ordinary income and its pro rata share of the Company’s net capital gain as long-term capital gain, in each case for the Company’s taxable year that ends with or within the shareholder’s taxable year, regardless of whether such amounts are actually distributed.

3. Distributions

The amount of cash and fair market value of other property distributed or deemed distributed by the Company to its shareholders during the Company’s taxable period specified in paragraph (1) is as follows:

Cash distributions: NONE

Distributions of property (stated at fair market value on the date of distribution): NONE

4. Shareholder Right to Inspect Books and Records

In accordance with Treasury Regulation Section 1.1295-1(g)(1), the Company will permit any shareholder that has made, or is considering making, a QEF election to examine and copy such of the Company’s permanent books of account, records, and other documents as are maintained by the Company to the extent necessary to establish that the Company’s ordinary earnings and net capital gain, as reported above, are computed in accordance with U.S. federal income tax principles, consistent with Section 1293(e) of the Code, and to verify these amounts and the shareholder's pro rata share thereof. Requests to inspect such books and records should be directed to the Company at the address below.

5. Additional Information

Name of Company: StoneBridge Acquisition II Corporation

Address: One World Trade Center, Suite 8500, New York, New York 10007

U.S. Taxpayer Identification Number: N/A

Country of Incorporation: Cayman Islands

Date of Incorporation: June 19, 2024

IN WITNESS WHEREOF, the undersigned, being duly authorized to act on behalf of the Company, has executed this PFIC Annual Information Statement as of September 21, 2026.

STONEBRIDGE ACQUISITION II CORPORATION

By: /s/ Bhargav Marepally

Title: Chief Executive Officer and Director